UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

EAGLE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-20146	54-1601306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Main Street P.O. Box 391 Berryville, Virginia	22611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 955-2510

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Shareholders on May 15, 2013 (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Company elected five directors to serve for three-year terms, approved the ratification of the appointment of Smith Elliott Kearns & Company, LLC, as the Company’s independent registered public accounting firm for the year ending December 31, 2013, approved the non-binding resolution to endorse the Company’s executive compensation program, and approved a three-year cycle for future advisory votes on the Company’s executive compensation program. The voting results for each proposal are as follows:

1.	To elect five directors to serve for a term of three years each expiring at the 2016 Annual Meeting of Shareholders:

	For	Withheld	Broker Non Vote
Thomas T. Gilpin	1,862,081	4,420	498,374

John R. Milleson	1,862,081	4,420	498,374

Robert E. Sevila	1,862,081	4,420	498,374

Robert W. Smalley, Jr.	1,862,081	4,420	498,374

James T. Vickers	1,859,923	6,578	498,374

2.	To ratify the appointment of Smith Elliott Kearns & Company, LLC, as the Company’s independent registered public accounting firm for the year ending December 31, 2013:

For	Against	Abstain
2,288,120	1,478	75,277

3.	To approve the following advisory (non-binding) proposal:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

For	Against	Abstain	Broker Non Vote
1,661,211	73,289	132,002	498,374

4.	To approve an advisory (non-binding) recommendation on the frequency of shareholders’ approval of the Company’s executive compensation program.

One Year	Two Years	Three Years	Abstain	Broker Non Vote
412,399	69,955	1,275,136	109,012	498,374

In accordance with the voting results for this proposal, the Company’s Board of Directors has determined that future shareholder advisory votes on executive compensation will be held every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2013

Eagle Financial Services, Inc.

By:	/s/ KATHLEEN J. CHAPPELL
Kathleen J. Chappell
Vice President and CFO

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